BY-LAWS

                                          OF

                            BRADLEY PHARMACEUTICALS, INC.

                                     (as amended)


                                      ARTICLE I

                                       OFFICES

                    1. Registered Office and Agent. -- The registered office of the Corporation in the State of New Jersey is at 122 Fairfield Road, Fairfield, New Jersey. The registered agent of the Corporation at that office is Daniel Glassman.

                    2. Principal Place of Business.--Branch or subordinate places of business or offices may at any time be established by the board at any place or places where the Corporation is qualified to do business.

                    3. Other Places of Business.--Branch or subordinate places of business or offices may at any time be established by the board at any place or places where the Corporation is qualified to do business.


                                      ARTICLE II

                                     SHAREHOLDERS

                    1. Annual Meeting.--The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the meeting at such time and place as shall be fixed by the board, in order to elect directors and transact any other business as shall come before the meeting.

                    2. Special Meetings.--A special meeting of shareholders may be called for any purpose by the president or the board. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

                    3. Action Without Meeting.--The shareholders may act without a meeting by written consent or consents pursuant to N.J.S. 14A:5-6. The written consent or consents shall be filed in the minute book.

                    4. Quorum.--The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote shall constitute a quorum.


                                     ARTICLE III

                                  BOARD OF DIRECTORS

                    1.   Number and Term  of Office.--There  shall be  five
          (5) directors who shall hold office for a period of one (1) year or until their successors are elected and qualified in their stead, if later. The number of directors may be increased or decreased from time to time by amendment of this provision of the By-Laws.

                    2. Regular Meetings.--A regular meeting of the board of directors shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing offices and conducting any other business as may come before the meeting. The board may determine to have additional regular meetings which may be held without notice, except to members not present at the time of the determination.

                    3. Special Meetings.--A special meeting of the board may be called for any purpose at any time by the president or by two directors. The meeting shall be held upon not less than two days notice if given by telegraph or orally (either by telephone or in person), or upon not less than five days notice if given by depositing the notice in the United States mails, postage prepaid. The notice shall specify the time and place of the meeting.

                    4. Action Without Meeting.--The board may act without a meeting if, prior or subsequent to the actin, each member of the board shall consent in writing to the action. The written consent or consents shall be filed in the minute book.

                    5. Quorum.--A majority of the entire board shall constitute a quorum for the transaction of business.

                    6. Vacancies in Board of Directors.--Any vacancy in the board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board, or by a sole remaining director.


                                      ARTICLE IV

                                  WAIVERS OF NOTICE

                    Any notice required by these by-laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                      ARTICLE V

                                       OFFICERS

                    1. Election.--At its regular meeting following the annual meeting of shareholders, the board shall elect a chairman of the board, president, a treasurer, a secretary, and it may elect any other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices.

                    2. Duties and Authority of Chairman of the Board.-- The Chairman of the Board may preside at all meetings of shareholders and at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees. He shall,
                   -- -------
          with the President of the Corporation, serve as one of the two chief executive offices of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject
          to the control of  the Board  od Directors.   He shall perform such
          other duties and have such other powers as the Board of Directors
          may  from time to  time prescribe.   Subject  to the  control and
          direction of the Board of Directors, the Chairman of the Board may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

                    3.   Duties   and   Authority  of   President.--If  the
          Chairman of the Board elects not to preside, the President shall preside at all meetings of shareholders and at all meetings of
          the Board of Directors.   The President shall, with  the Chairman
          of the Board, serve as one of the two chief executive officers of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board
          of Directors.   He shall be  ex officio a member  of all standing
                                       -- -------
          committees. In the absence of the Chairman of the Board, the President shall preside at all meetings of stockholders and at all meetings of the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the
          name and on  behalf of the  Corporation.   IN  general,  he  shall
          perform all duties incident to the office of the President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.

                    4. Duties and Authority of Vice President.--The Vice President shall perform the duties and have the authority as from time to time may be delegated to him by the President or by the board. In the absence of the President, or in the event of his death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

                    5. Duties and Authority of Treasurer.--The Treasurer shall have the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the Corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the Chairman of the Board, the President or the board.

                    6. Duties and Authority of Secretary.--The Secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the board. The Secretary shall have charge of the seal of the Corporation. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the Chairman of the Board, the President or the board.


                                      ARTICLE VI

                         AMENDMENTS TO AND EFFECT OF BY-LAWS

                                     FISCAL YEAR

                    1. Force and Effect of By-Laws.--These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

                    2. Amendments to By-Laws.--These by-laws may be altered, amended, or repealed by the shareholders or the board. Any by-law adopted, amended, or repealed by the shareholders may be amended or repealed by the board, unless the resolution of the shareholders adopting the by-law expressly reserves to the shareholders the right to amend or repeal it.

                    3. Fiscal Year.--The fiscal year of the Corporation shall begin on the first day of February of each year.